EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Zevotek, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 2010, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, relating to the consolidated financial statements which appear in the Annual Report on Form 10-K of Zevotek, Inc. for the year ended June 30, 2010 and to all references to our Firm included in this Registration Statement.

            /s/ RBSM LLP

New York, New York
November 19, 2010